589 8th Avenue, 7th Floor New York, NY 10018 212.868.5940 PHONE 212.868.5947 FAX

CONSENT OF INDEPENDENT VERIFIER

We hereby consent to the use of our Verification Statement and Performance Examination Report dated December 5, 2013 (the “Report”) for “Growth through Equities Composite” and to related references to our firm included in or made a part of Post-Effective Amendment No. 171 to the Valued Advisers Trust Registration Statement on Form N-lA in connection with the

BFS Equity Fund.

ACA Performance Services, LLC

By:	/s/ Daniel A. O’Connor
Daniel A. O’Connor, Chief Operating Officer

September 22, 2014